UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934Date of Report Date of Report (Date of earliest event reported) September 14, 2007
MSC Industrial Direct Co., Inc.
(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (516) 812-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.03.    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS ; CHANGE IN FISCAL YEAR

The Board of Directors of the Registrant amended Sections 5.1 and 5.2 of Article 5 of the Registrant’s by-laws (the “Amended and Restated By-Laws”), effective as of September 14, 2007, to allow for the issuance of uncertificated shares. The Registrant will now be eligible to participate in a direct registration system operated by a securities depository, which allows investors to have securities registered in their names without the issuance of physical certificates and to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The Amended and Restated By-Laws also provide that each registered shareholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Registrant.

Effective January 1, 2008, all New York Stock Exchange listed companies will be required to be eligible for participation in a direct registration system operated by a securities depository, pursuant to New York Stock Exchange Rule 501.00.

The Board of Directors of the Registrant also (i) added new Section 4.11 of the Amended and Restated By-Laws, creating the position of Chief Information Officer as an additional executive office of the Registrant; (ii) approved certain conforming and other ministerial changes to the Amended and Restated By-Laws and (iii) adopted the Amended and Restated By-Laws filed as an exhibit hereto so as to include in one document certain amendments to Article 4 (dealing with changes to the titles and roles of the Registrant’s executive officers) previously adopted and previously disclosed in Current Reports on Form 8-K.

A copy of the Registrant’s Amended and Restated By-Laws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

3.1           Amended and Restated By-Laws of MSC Industrial Direct Co., Inc. (as amended on September 14, 2007).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        MSC Industrial Direct Co., Inc.

Date:  September 18, 2007                                                   By: /s/ Shelley M. Boxer
                              Name: Shelley M. Boxer
                              Title:   Vice President, Finance